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                                                                    EXHIBIT 10.4


                       RANGER EQUITY HOLDINGS CORPORATION

                               PHANTOM STOCK PLAN

1.0 PURPOSE. Ranger Equity Holdings Corporation, a Delaware corporation, (herein, together with its successors, referred to as the "Company"), by means of this Phantom Stock Plan (the "Plan") desires to provide to certain employees of the Company with awards based on hypothetical shares of the Company's common stock, $.01 par value per share, ("Common Stock") in lieu of and in replacement for non-vested options granted under the LIN Television Corporation Amended and Restated 1994 Stock Incentive Plan and the LIN Television Corporation 1994 Adjustment Stock Incentive Plan (the "Prior Plans"). In addition, the Plan is intended to motivate these employees to put forth maximum efforts toward the growth, profitability and services of the Company by providing incentives to such persons through cash payments, Common Stock, or a combination of both. The Plan shall be effective as of March 3, 1998 (the "Effective Date") and shall terminate on the 10th anniversary thereof (unless sooner terminated by the Company).

2.0      DEFINITIONS

         The following terms shall have the following meanings unless the context indicates otherwise:

2.1 "Affiliate" shall mean, as to any Person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

2.2 "Cause" shall mean any willful misconduct by the employee which results in material and demonstrable liability or damage to the Company or its property.

2.3 "Change in Control" shall mean the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any person or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, other than one or more members of the HMC Group, (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition of any Person or Group of Persons (other than one or more members of the HMC Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50 percent of the ordinary voting power for the election of directors of the Company.

2.4 "Committee" shall mean, as the case may be, the Board of Directors of the Company or a committee appointed by the Board of Directors of the Company.

2.5 "Continuing Director" shall mean as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the date of adoption of this Plan, (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a member of the HMC Group.
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2.6      "Fair Market Value of the Common Stock" shall mean:

         (a) if the Common Stock is readily tradable on a national securities exchange or other market system, the closing price of the Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date), or

         (b) if the Common Stock is not readily tradable on a national securities exchange or other market system, then such any other value as determined in good faith by the Board.

2.7 "Good Reason" shall mean (i) any reduction in an employee's current salary, (ii) any change in an employee's work location of more than 25 miles, or (iii) any material adverse change in an employee's position or duties other than as a result of changes in public or private company status.

2.8 "HMC Group" shall mean Hicks, Muse, Tate & Furst Incorporated, its Affiliates and their respective employees, officers, and directors (and members of their respective families and trusts for the primary benefit of such family members).

2.9 "Initial Public Offering" shall mean the date that any class of securities of the Company is registered under the Securities Exchange Act of 1934, as amended.

2.10 "Person" shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, or a trust.

2.11 "Phantom Unit Account" shall mean a notional account established and maintained by the Company for a Participant which shall record the number of Phantom Units granted to the Participant under Section 4.1 below. This notional account shall be established by the Company for bookkeeping purposes only, and no separate funds shall be segregated by the Company for the benefit of the Participant.

2.12 "Subsidiary" shall mean a corporation of which the Company directly or indirectly owns more than 50 percent of the voting stock or any other business entity in which the Company directly or indirectly has an ownership interest of more than 50 percent.

3.0 ELIGIBILITY AND PARTICIPATION All employees of the Company or any of its Subsidiaries as of March 3, 1998 who held one or more non-vested options under the Prior Plans and elected in writing to cancel all or part of such options in exchange for Phantom Stock Units (as described in Section 4.1 below), shall be eligible to participate in the Plan, subject to the sole discretion of the Company.


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4.0      PHANTOM STOCK AWARDS AND PHANTOM STOCK UNITS

4.1 PHANTOM STOCK UNITS. The Company shall grant hypothetical shares of Common Stock ("Phantom Stock Units") to Participants as substitution in lieu of and as a replacement for the options granted to an employee under the Prior Plans and held by such employee as of March 3, 1998 up to the amount designated by such Participants, provided, however that the Company reserves the right to approve or limit the amount designated by the Participant. The Company shall enter and record in the employee's Phantom Unit Account such number of Phantom Stock Units (including any future adjustment for dividends with respect to Common Stock).

4.2 FORFEITURE. The Participant's Phantom Stock Units shall become non-forfeitable on the earlier of (i) June 3, 1998 or (ii) termination of the Participant's employment by the Company for other than Cause or by the Participant for Good Reason. If prior to June 3, 1998, the Participant's employment is (i) terminated by the Company for Cause or
         (ii) the Participant voluntarily resigns without Good Reason, all Phantom Stock Units in the Participant's Phantom Stock Unit Account as of the date of the termination shall immediately be forfeited.

4.3 PAYOUT. As soon as practicable following the date of (i) an employee's termination of employment, (ii) the first anniversary of an Initial Public Offering, or (iii) the first anniversary of a Change in Control ("the Payout Date"), the Company shall pay to the Participant an amount equal to the product of (x) the non-forfeitable Phantom Stock Units in the Participant's Phantom Stock Unit Account as of the Payout Date multiplied by (y) the Fair Market Value of the Common Stock as of the Payout Date in a cash lump sum, shares of Common Stock, or a combination thereof, at the sole discretion of the Company.

4.4 ELECTION TO EXTEND DEFERRAL OF PAYMENT. Prior to an Initial Public Offering or a Change in Control, the Committee may, in its sole discretion, allow a Participant to make an election in writing to defer the receipt of any payment attributable to Phantom Stock Units to a date or dates designated by the Participant.

4.5 AWARD AGREEMENT. Each award of Phantom Stock Units granted under the Plan shall be evidenced by an agreement ("Award Agreement") which shall be signed by the Committee or its authorized delegate and the Participant; provided, however, that in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

4.6 ADJUSTMENT TO SHARES. If there is any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding award so that each such award shall thereafter be with respect to or exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such award had such award been paid, distributed or exercised in full immediately prior to such change or distribution. Such adjustment shall be made successively each time any such change


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         shall occur. In addition, in the event of any such change or distribution, in order to prevent dilution or enlargement of Participants' rights under the Plan, the Committee shall have the authority to adjust, in an equitable manner, the number and kind of shares subject to outstanding awards, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding awards. Appropriate adjustments may also be made by the Committee in the terms of any awards granted under the Plan to reflect such changes or distributions and to modify any other terms of outstanding awards on an equitable basis. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

5.0      ADMINISTRATION

5.1 RESPONSIBILITY. The Committee shall have the responsibility, in its sole discretion, to control, operate, manage and administer the Plan in accordance with its terms and shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan.

5.2 DELEGATION OF AUTHORITY. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable; provided, however, that any such delegation shall be in writing. In addition, the Committee, or any person to whom it has delegated duties under this Section 5.2, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent.

5.3 DETERMINATIONS AND INTERPRETATIONS BY THE COMMITTEE. All determinations and interpretations made by the Committee in good faith shall be binding and conclusive on all Participants and their heirs, successors, and legal representatives.

6.0 WITHHOLDING TAXES. The Company may require a Participant to reimburse the Company for any taxes required by any governmental regulatory authority to be withheld or otherwise deducted and paid by the Company or any Subsidiary in respect of the payment of any amounts paid under the Plan. In lieu thereof, the Company or Subsidiary shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company or the Subsidiary to the Participant upon such terms and conditions as the Committee shall prescribe.

7.0      AMENDMENT AND TERMINATION

7.1 TERMINATION AND AMENDMENT OF PLAN. The Board may amend, suspend or terminate the Plan at any time with or without prior notice; provided, however, that no action authorized by this Section 7.1 shall reduce the amount of any outstanding award or change the terms and conditions thereof without the Participant's consent.


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7.2      AMENDMENT OR CANCELLATION OF AWARD AGREEMENTS. The Committee may amend or modify any Award Agreement at any time by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, awards may be granted to an employee in substitution and exchange for, and in cancellation of, any awards previously granted to such employee under the Plan, or any award previously granted to such employee, under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

8.0      MISCELLANEOUS

8.1 OTHER PROVISIONS. Awards granted under the Plan may also be subject to such other provisions (whether or not applicable to the award granted to any other Participant) as the Committee determines on the date of grant to be appropriate.

8.2 TRANSFERABILITY. Each award granted under the Plan to a Participant and any interest therein shall not be transferable otherwise than by will or the laws of descent and distribution, Any purported transfer of an award or any interest therein to a creditor of a Participant shall be void, and the award may be forfeited at the discretion of the Committee.

8.3 NO RIGHT, TIDE, OR INTEREST IN COMPANY ASSETS. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

8.4 NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE OR TO GRANTS. The Participant's rights, if any, to continue to serve the Company as an employee shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan, and the Company or the applicable Subsidiary reserves the right to terminate the employment of any employee at any time.

8.5 GOVERNING LAW. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

8.6 OTHER BENEFITS. No award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any Subsidiary now or subsequently in effect.


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